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Exhibit 99.1

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PHONETEL TECHNOLOGIES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
(IN THOUSANDS)
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                                                                           (UNAUDITED)
                                                                           SEPTEMBER 30
                                                                               1999
                                                                         -----------------
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ASSETS
Current assets:
     Cash                                                                          $6,327
     Accounts receivable, net of allowance for doubtful
         accounts of $1,182                                                        12,070
     Other current assets                                                           1,572
                                                                         -----------------
             Total current assets                                                  19,969
                                                                         -----------------

Property and equipment, net                                                        22,669
Intangible assets, net                                                             80,177
Other assets                                                                          562

                                                                         -----------------
                                                                                 $123,377
                                                                         =================

LIABILITIES AND  EQUITY (DEFICIT)
Current liabilities:
     Current portion of long-term debt                                                $24
     Accounts payable                                                               7,924
     Accrued expenses:
         Location commissions                                                       3,057
         Personal property and sales tax                                            2,602
         Interest                                                                     437
         Salaries, wages and benefits                                                 493
         Other                                                                        143
                                                                         -----------------
             Total current liabilities                                             14,680
                                                                         -----------------

Long-term debt and other liabilities                                               46,927
Obligation for Senior 12% Notes,  net of deferred financing costs,
     to be converted to common equity                                             137,900
Commitments and contingencies                                                           -

14% Cumulative Preferred Stock Mandatorily Redeemable,
     to be converted to common equity                                              10,322

Non-mandatorily Redeemable Preferred Stock,
     Common Stock and Other Shareholders' Equity (Deficit)                        (86,452)

                                                                         -----------------
                                                                                 $123,377
                                                                         =================
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